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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
PHARSIGHT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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PHARSIGHT CORPORATION
800 West El Camino Real, Suite 200
Mountain View, California 94040
(650) 314-3800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 14, 2003

TO THE STOCKHOLDERS OF PHARSIGHT CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHARSIGHT CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, August 14, 2003 at 10:30 a.m. local time at the offices of the Company located at 800 W. El Camino Real, Suite 200, Mountain View, California;

1.
To elect eight (8) directors to hold office until the 2004 Annual Meeting of Stockholders.

2.
To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending March 31, 2004.

3.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on June 30, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ BRETT D. WHITE Brett D. White Secretary

Mountain View, California
July 1, 2003

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PHARSIGHT CORPORATION
800 West El Camino Real, Suite 200
Mountain View, California 94040

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
August 14, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Pharsight Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 14, 2003 at 10:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company located at 800 W. El Camino Real, Suite 200, Mountain View, California. The Company intends to mail this proxy statement and accompanying proxy card on or about July 7, 2003 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company ("Common Stock") and Series A convertible preferred stock of the Company ("Series A Preferred") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock or Series A Preferred for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock and the Series A Preferred at the close of business on June 30, 2003, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 30, 2003, the Company had outstanding and entitled to vote 19,053,057 shares of Common Stock and 1,814,662 shares of Series A Preferred.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting, and each holder of record of Series A Preferred on such date will be entitled to four votes for each share held on all matters to be voted upon at the Annual Meeting.

        With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to eight votes for each share of Common Stock held and each holder of Series A Preferred will be entitled to thirty-two votes for each share of Series A Preferred held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of stock entitled to vote are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. A "broker non vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instruction with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretion authority or for which it has received instructions).

VOTING VIA THE INTERNET OR BY TELEPHONE

        Stockholders may grant a proxy to vote their shares by means of the telephone or, if their shares are registered in the name of a broker or bank, on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

        The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Pacific Time on August 13, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 800 West El Camino Real, Suite 200, Mountain View, California 94040, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 9, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than May 16, 2004, nor earlier than April 16, 2004. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term, provided, however, that if the Company ceases to be a "listed corporation" within the meaning of Section 301.5 of the California General Corporation Law, as amended (the "CGCL"), the Board of Directors shall cease to be divided into classes and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders. On November 8, 2002, the Company ceased trading on The Nasdaq National Market and began trading on the Over-The-Counter Bulletin Board ("OTCBB") system. Therefore, all directors of the Company shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders.

        There are eight nominees for the eight Board positions presently authorized. All eight directors have terms of office expiring at the Annual Meeting. Each of the nominees for election is currently a director of the Company who was previously elected by the stockholders, except for Shawn M. O'Connor, who was appointed by the Board of Directors to fill the vacancy created by the resignation of Michael S. Perry on February 10, 2003. If elected at the Annual Meeting, each of the nominees will serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Under cumulative voting, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

        NOMINEES FOR ELECTION FOR A ONE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

        Set forth below is biographical information for each person nominated as a director.

Name	Age	Principal Occupation
Robert B. Chess	46	Chairman of Nektar, Inc.
Dean O. Morton	71	Retired Chief Operating Officer, Hewlett-Packard Company
W. Ferrell Sanders	66	Partner, Alloy Ventures
Shawn M. O'Connor	43	Chief Executive Officer and President of Pharsight Corporation
Arthur H. Reidel	52	Chairman of the Board of Pharsight Corporation; Venture Partner, Lightspeed Venture Partners
Philippe O. Chambon	45	General Partner, Sprout Group
Steven D. Brooks	51	General Partner, Broadview Capital Partners
Douglas E. Kelly	41	Partner, Alloy Ventures

Robert B. Chess

        Robert B. Chess, age 46, has been a member of our Board of Directors since April 2000. Mr. Chess is Chairman of Nektar, Inc., formerly known as Inhale Therapeutic Systems, Inc., a provider of pulmonary delivery systems for biotechnology drugs. He has been at Nektar since 1991 and served as its President and Chief Executive Officer until August 1998 and as its co-Chief Executive Officer until April 2000. From September 1990 until October 1991, he was an Associate Deputy Director in the White House Office of Policy Development. In March 1987, Mr. Chess co-founded Penederm Incorporated, a topical dermatological drug delivery company, and served as its President from February 1989 until October 1989. Prior to co-founding Penederm, Mr. Chess held management positions at Intel Corp., a semiconductor manufacturer, and Metaphor, a computer software company that was acquired by International Business Machines. Mr. Chess received a B.S. in Engineering from the California Institute of Technology and an M.B.A. from the Harvard Business School.

Dean O. Morton

        Dean O. Morton, age 71, has been a member of our Board of Directors since April 2000. Mr. Morton was the Executive Vice President, Chief Operating Officer and a Director of Hewlett-Packard Company, a manufacturer of computer systems and test and measurement instruments, from 1984 until his retirement in 1992. Mr. Morton is a director of BEA Systems and Cepheid. He is a trustee of the State Street Research Group of Funds, the State Street Research Portfolios, Inc. and the Metropolitan Series Fund Inc. Mr. Morton received a B. S. from Kansas State University and an M.B.A. from Harvard Business School.

W. Ferrell Sanders

        W. Ferrell Sanders, age 66, has been a member of our Board of Directors since February 1996. Mr. Sanders has served as a partner of Alloy Ventures, Inc., formerly known as Asset Management Associates, a venture capital and investment management firm, since March 1987. Mr. Sanders holds a B.S. in electrical engineering from North Carolina State and an M.B.A. from the University of Santa Clara.

Shawn M. O'Connor

        Shawn M. O'Connor, age 43, has been a member of our Board of Directors since February 2003 and has been our President and Chief Executive Officer since February 2003. Mr. O'Connor joined Pharsight in September 2002 as its Senior Vice President and Chief Financial Officer. Mr. O'Connor has more than 20 years of experience in high technology executive management. Prior to joining Pharsight, Mr. O'Connor was the President and Chief Operating Officer of QRS Corporation, a provider of business-to-business e-commerce services to the retail industry, from February 1995 to September 2001. Prior to QRS, Mr. O'Connor served as Chief Financial Officer of Diasonics Ultrasound, Inc., a publicly held medical equipment manufacturer, from June 1987 to September 1994. Mr. O'Connor began his career, as a certified public accountant with the accounting firm Peat Marwick in both the San Francisco and London offices. Mr. O'Connor holds a B.S. from the University of California, Berkeley in Finance & Business Administration and is a graduate of the Executive Education Program at the Stanford Graduate School of Business.

Arthur H. Reidel

        Arthur H. Reidel, age 52, has been a member of our Board of Directors since April 1995. He served as our President from April 1995 to August 1995 and served as our President and Chief Executive Officer from February 1996 to February 2002. He has also served as our Chairman of the Board of Directors since May 1995. Since April 2003, Mr. Reidel has been a venture partner of Lightspeed Venture Partners. He was a private investor and consultant from April 1995 to March 1996, during which he was involved in the formation of three start-up companies and performed consulting services for two other companies. From October 1994 to March 1995, he served as Vice President, Business Development of Viewlogic Systems, Inc., a software firm. From 1992 to 1994, Mr. Reidel served as President and Chief Executive Officer of Sunrise Test Systems, Inc., a privately held software firm acquired by Viewlogic Systems, Inc. in September 1994. Mr. Reidel currently serves as a director of Insightful Corporation. Mr. Reidel received a B.S. in Mathematics from Massachusetts Institute of Technology.

Philippe O. Chambon, M.D., Ph.D.

        Philippe O. Chambon, M.D., Ph.D., age 45, has been a member of our Board of Directors since May 1997. Since January 1997, Dr. Chambon has been General Partner of the Sprout Group, a private equity firm. He joined Sprout Group in May 1995. He is currently a director of Nuvelo, Inc., a gene research company, as well as several other private companies. Dr. Chambon received an M.D. and Ph.D. from the University of Paris and an M.B.A. from Columbia University.

Steven D. Brooks

        Steven D. Brooks, age 51, has been a member of our Board of Directors since June 1997. Since February 1999, Mr. Brooks has been General Partner of Broadview Capital Partners, a private equity firm. From September 1997 to February 1999, Mr. Brooks was a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm. From 1996 to 1997, Mr. Brooks was a private investor and a consultant to technology companies. From 1994 to 1996, Mr. Brooks served as Managing Director and Head of Global Technology Investment Banking at the Union Bank of Switzerland Securities, LLC. Mr. Brooks is a director of Paychex, Inc., a payroll accounting firm and Veritas Software Corporation, an application storage management software company. Mr. Brooks currently serves as chair of our Audit Committee. Mr. Brooks received a B.A. from Yale College and a J.D. from University of Virginia Law School.

Douglas E. Kelly, M.D.

        Douglas E. Kelly, M.D., age 41, has been a member of our Board of Directors since February 1996. Dr. Kelly has been a partner at Alloy Ventures, Inc., formerly Asset Management Associates, a venture capital and investment management firm, since 1993. Dr. Kelly is a director of Fusion Medical Technologies, Inc., a manufacturer of surgical products, and several privately held companies. Dr. Kelly received a B.A. in Biochemistry and Molecular Biology from the University of California, San Diego, an M.D. from the Albert Einstein College of Medicine and an M.B.A. from the Stanford University Graduate School of Business.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

        During the fiscal year ended March 31, 2003, the Board of Directors held four meetings and acted by unanimous written consent three times. The Board of Directors has an Audit Committee, a Compensation Committee, an Investment Committee, and a Nominating Committee.

        The Audit Committee oversees the Company's corporate accounting and reporting process. The Audit Committee, among other things, determines the engagement and compensation of the independent auditors, evaluates the performance of and assesses the qualifications of the independent auditors, determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors, reviews and approves the retention of the independent auditors to perform any proposed audit services, reviews and approves any proposed non-audit services to be performed by the independent auditors, reviews any relationship or serves that could affect the auditors' objectivity and independence, reviews the adequacy and effectiveness of the Company's accounting and internal controls, reviews the financial statements to be included in the Company's Annual Report on Form 10-K, reviews and approves related party transactions, reviews, prior to announcement, the Company's press releases releasing the Company's quarterly and annual financial results, discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements, investigates any matter brought to its attention within the scope of its duties, and establishes and maintains procedures for, and a policy of, open access to the members of the committee by the employees and consultants to the Company to enable the employees and consultants to bring to the attention concerns held by such employees and consultants. The Audit Committee consists of three directors: Messrs. Brooks, Morton and Chess. The Audit Committee met five times during the fiscal year ended March 31, 2003. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board of Directors has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and officers under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Chambon and Sanders. It met four times during the fiscal year ended March 31, 2003 and acted by unanimous written consent four times.

        The Investment Committee evaluates, negotiates and approves financing plans for the Company, as well as the independent and fair evaluation of any proposed private placements. The Investment

Committee is composed of three non-employee directors: Messrs. Brooks, Chess and Morton. The Investment Committee met seven times during the fiscal year ended March 31, 2003.

        The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of two non-employee directors: Dr. Kelly and Mr. Reidel. The Nominating Committee did not meet during the fiscal year ended March 31, 2003.

        During the fiscal year ended March 31, 2003, all continuing directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively, except Steven Brooks who attended approximately 73% of the meetings during the period for which he was a director or committee member.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report with the Company's management and the independent auditors.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Exchange Act of 1934, as amended (the "1934 Act").

        The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board of Directors Standard No. 1 (Independence Discussion With Audit Committees), which the Company has received.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31,

2003, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors also have recommended the selection of the Company's independent auditors.

THE AUDIT COMMITTEE
Steven D. Brooks Robert B. Chess Dean O. Morton

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

FEES PAID TO ERNST & YOUNG LLP

        The following table shows the fees that Pharsight paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2003 and 2002.

	2003	2002
Audit Fees	$335,000	$162,000
Audit-Related Fees	—	—
Tax Fees	26,000	10,000
All Other Fees	—	—
Total	$361,000	$172,000

        Audit Fees.    This category includes the audit of Pharsight's annual financial statements and review of financial statements included in Pharsight's Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with SEC filings for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

        Audit-Related Fees.    No services were rendered under this category.

        Tax Fees.    This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

        All Other Fees.    No services were rendered under this category.

        The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independent auditor's independence, and has advised the Company that, in its opinion, the activities performed by Ernst & Young LLP on the Company's behalf are compatible with maintaining the independence of such auditors.

        The Audit Committee has established procedures for the pre-approval of all audit and permitted non-audit related services provided by our independent auditor. The procedures include, in part, that: (1) the Audit Committee on an annual basis shall determine the scope of the proposed audit for the current year and the audit procedures to be utilized; (2) the Audit Committee on an annual basis shall appoint and compensate the independent auditors; and (3) the Audit Committee has the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the Securities and Exchange Commission, which authority the Audit Committee may delegate to one or more members of the Audit Committee from time to time.

THE BOARD OF DIRECTORS, ON BEHALF OF THE AUDIT COMMITTEE, RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

        Reference is made to the Company's 10-K as filed with the Securities and Exchange Commission on June 10, 2003.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 30, 2003 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and director nominees of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission.

        Unless otherwise indicated, to the Company's knowledge, all persons listed below have sole voting and investment power with respect to their shares of Company's Common Stock and Series A Preferred, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 19,053,057 shares of Common Stock and 1,814,662 shares of Series A Preferred outstanding as of April 30, 2003, together with options or warrants for that stockholder that are currently exercisable or exercisable within 60 days of April 30, 2003. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock or Series A Preferred subject to options or warrants currently exercisable, or exercisable within 60 days of April 30, 2003 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o Pharsight Corporation at the address on the first page of this proxy statement.

Beneficial Ownership	Number of Shares Common Stock Beneficially Owned(1)		Shares that are Issuable Pursuant to Options and Warrants Exercisable within 60 days of April 30, 2003	Percent of Common Stock Total	Number of Shares of Series A Preferred Beneficially Owned	Percent of Preferred Stock Total	Common Stock and Preferred Stock Combined Voting Power %(2)
Directors and Executive Officers
Shawn M. O'Connor	—		—	*	—	*	*
Michael S. Perry	396,190		233,333	2.05%	—	*	1.49%
Michael J. Schwartz	64,411		53,124	*	—	*	*
Mark Robillard	62,500		62,500	*	—	*	*
Mona Cross Sowiski	—		—	*	—	*	*
Charles K. Faas	77,960		71,874	*	—	*	*
Daniel L. Weiner	907,000	(3)	—	4.76%	—	*	3.45%
John E. Wehrli	—		—	*	—	*	*
Steven D. Brooks	158,182		29,080	*	—	*	*
Arthur H. Reidel	1,579,359		653,009	8.01%	—	*	5.86%
Douglas E. Kelly	4,138,571	(4)	1,013,975	20.62%	907,329(5)	50.00%	28.43%
Philippe O. Chambon	2,726,683	(6)	922,333	13.65%	907,333(7)	50.00%	23.34%
Robert Chess	38,333		18,333	*	—	*	*
W. Ferrell Sanders	3,231,242	(8)	106,646	16.86%	—	*	12.23%
Dean O. Morton	78,333	(9)	28,333	*	—	*	*
All directors and executive officers as a group (12 persons)	9,766,921		2,799,437	44.69%	1,814,662	100.00%	58.48%
5% Stockholders
Alloy Entities	4,123,571	(10)	998,975	20.56%	907,329(11)	50.00%	28.39%
McKesson Corporation	2,777,778	(12)	—	14.58%	—	*	10.56%
The Sprout Entities	2,711,683	(13)	907,333	13.59%	907,333(14)	50.00%	23.30%
The Weiss, Peck & Greer Entities	1,223,242	(15)	—	6.42%	—	*	4.65%

*
Represents less than 1%.

(1)
Includes shares that are issuable pursuant to options and warrants exercisable within sixty (60) days of April 30, 2003.

(2)
The combined voting percentage reflects that each share of Series A Preferred is entitled to four votes.

(3)
Includes 3,000 shares held of record by Dr. Weiner's spouse.

(4)
Consists of 3,124,596 shares of common stock and a warrant to purchase 91,646 shares of common stock held by Asset Management Associates 1996, L.P., 15,000 shares issuable pursuant to options within 60 days of April 30, 2003 held by Douglas E. Kelly, a warrant to purchase 33,757 shares of common stock held by Alloy Partners 2000, L.P., a warrant to purchase 658,618 shares of common stock held by Alloy Ventures 2000, L.P., a warrant to purchase 79,155 shares of common stock held by Alloy Corporate 2000, L.P., and a warrant to purchase 135,799 shares of common stock held by Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P. Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Mr. Kelly, one of the Company's directors, is a general partner of AMC Partners 96, L.P. and is also a managing member of Alloy Ventures 2000, LLC. Mr. Kelly disclaims beneficial ownership of these shares except to the extent of his proportionate interest therein. The Alloy Entities are located at 480 Cowper Street, Palo Alto, CA 94301.

(5)
Consists of 33,757 shares of Series A Preferred held by Alloy Partners 2000, L.P., 658,618 shares of Series A Preferred held by Alloy Ventures 2000, L.P., 79,155 shares of Series A Preferred held by Alloy Corporate 2000, L.P. and 135,799 shares of Series A Preferred held by Alloy Investors 2000, L.P Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P. Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. Douglas Kelly, one of the Company's directors, is a managing member of Alloy Ventures 2000, LLC. Mr. Kelly disclaims beneficial ownership of these shares except to the extent of his proportionate interest therein. The Alloy Entities are located at 480 Cowper Street, Palo Alto, CA 94301.

(6)
Consists of 1,753,170 shares of common stock and warrants held by Sprout Capital VII, L.P., 20,365 shares of common stock and warrants held by Sprout CEO Fund, L.P., 201,538 shares of common stock and warrants held by DLJ First ESC, L.P., 40,308 shares of common stock and warrants held by DLJ Capital Corp, 33,245 shares of common stock warrants held by Sprout Plan Investors, L.P., 660,454 shares of common stock warrants held by Sprout Capital IX L.P., 2,603 shares of common stock warrants held by Sprout Entrepreneurs Funds, L.P. and 25,000 shares issuable pursuant to options within 60 days of April 30, 2003 held by Philippe O. Chambon. Dr. Chambon, one of the Company's directors, is a managing director of DLJ Capital Corp., which is the managing general partner of Sprout Capital VII, Lapland Sprout Capital IX L.P, and a general partner of the Sprout Group, which is a division of DLJ Capital Corporation. Dr. Chambon is a general partner of DLJ Associates VII, L.P., which is a general partner of Sprout VII, L.P. DLJ First ESC, L.P. is a fund that invests for the benefit of an employee deferred compensation plan for employees of DLJ Capital Corp. Dr. Chambon disclaims beneficial ownership of these shares except to the extent of his pecuniary or partnership interests. The address for the Sprout Entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.

(7)
Consists of 183,575 shares of Series A Preferred held by Sprout Capital VII, L.P., 2,132 shares of Series A Preferred held by Sprout CEO Fund, L.P., 21,103 shares of Series A Preferred held by DLJ First ESC, L.P., 4,221 shares of Series A Preferred held by DLJ Capital Corp, 2,603 shares of Series A Preferred held by Sprout Entrepreneurs Funds, L.P., 660,454 shares of Series A Preferred held by Sprout Capital IX, L.P. and 33,245 shares of Series A Preferred held by Sprout Plan IX Investors L.P. Philippe Chambon is a Managing Director of DLJ Capital Corp., which is the managing general partner of Sprout Capital VII, L.P. and a general partner of the Sprout CEO fund, and he is a general partner of the Sprout Group, which is a division of DLJ Capital Corp. Dr. Chambon is also a general partner of DLJ Associates VII, L.P., which is a general partner of Sprout VII, L.P. DLJ First ESC, L.P. is a fund that invests for the benefit of an employee deferred compensation plan for employees of DLJ Capital Corp. Dr. Chambon disclaims beneficial ownership of these shares except to the extent of his pecuniary or partnership interests. The address for the Sprout Entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.

(8)
Consists of 3,124,596 shares of common stock and a warrant to purchase 91,646 shares of common stock, held by Asset Management Associates 1996, L.P., 15,000 shares issuable pursuant to options within 60 days of April 30, 2003 held by W. Ferrell Sanders. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Mr. Sanders, one of the Company's directors, is a general partner of AMC Partners 96, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.

(9)
Includes 10,000 shares held by MDLC Partners, a California Partnership, and 40,000 shares held by the Dean and LaVon Morton Trust. Mr. Morton is a general partner of MDLC Partners, L.P., and disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest.

(10)
Consists of 3,124,596 shares of common stock and a warrant to purchase 91,646 shares of common stock, held by Asset Management Associates 1996, L.P., a warrant to purchase 33,757 shares of common stock held by Alloy Partners 2000, L.P., a warrant to purchase 658,618 shares of common stock held by Alloy Ventures 2000, L.P., a warrant to purchase 79,155 shares of common stock held by Alloy Corporate 2000, L.P., and a warrant to purchase 135,799 shares of common stock held by Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P. Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Asset Management Associates 1996, L.P and the Alloy Entities are located at 480 Cowper Street, Palo Alto, CA 94301.

(11)
Consists of 33,757 shares of Series A Preferred held by Alloy Partners 2000, L.P., 658,618 shares of Series A Preferred held by Alloy Ventures 2000, L.P., 79,155 shares of Series A Preferred held by Alloy Corporate 2000, L.P. and 135,799 shares of Series A Preferred held by Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P. Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. The Alloy Entities are located at 480 Cowper Street, Palo Alto, CA 94301.

(12)
McKesson Corporation is located at One Post Street, Floor 33, San Francisco, CA 94104. Voting and investment power over these shares is held by any one of eleven officers, including the chief executive officer, of McKesson Corporation. Each of the eleven officers disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest in the shares.

(13)
Consists of 1,753,170 shares of common stock and warrants held by Sprout Capital VII, L.P., 20,365 shares of common stock and warrants held by Sprout CEO Fund, L.P., 201,538 shares of common stock and warrants held by DLJ First ESC, L.P., 40,308 shares of common stock and warrants held by DLJ Capital Corp, 33,245 shares of common stock warrants held by Sprout Plan Investors, L.P., 660,454 shares of common stock warrants held by Sprout Capital IX L.P., 2,603 shares of common stock warrants held by Sprout Entrepreneurs Funds, L.P. The address for the Sprout Entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.

(14)
Consists of 183,575 shares of Series A Preferred held by Sprout Capital VII, L.P., 2,132 shares of Series A Preferred shares held by Sprout CEO Fund, L.P., 21,103 shares of Series A Preferred held by DLJ First ESC, L.P., 4,221 shares of Series A Preferred held by DLJ Capital Corp, 2,603 shares of Series A Preferred shares held by Sprout Entrepreneurs Funds, L.P., 660,454 shares of Series A Preferred shares held by Sprout Capital IX, L.P. and 33,245 shares of Series A Preferred shares held by Sprout Plan IX Investors L.P. The address for the Sprout Entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.

(15)
Consists of 534,679 shares held by WPG Enterprise Fund III, L.L.C., 611,376 shares held by Weiss, Peck & Greer Venture Associates IV, L.L.C. and 77,187 shares held by Weiss, Peck & Greer Venture Associates IV Cayman, L.P. WPG VC Fund Advisor, L.L.C. is the fund advisor for each of these funds. Gill Cogan is the senior managing member of WPG VC Fund Advisor, L.L.C. and has sole voting and investment power over the shares held by each of the funds. Mr. Cogan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. The Weiss, Peck & Greer Entities are located at 2200 Sand Hill Road, Menlo Park, CA 94025. In October 2000, the venture group changed its name to Lightspeed Venture Partners.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Directors currently do not receive cash compensation from us for their services as members of the Board of Directors or committees or for attendance at any such meetings, other than as set forth below with respect to Independent Directors (as defined below). The Company's directors may be reimbursed for certain reasonable expenses in connection with attendance at director and committee meetings.

        Each director of the Company who is (i) not an employee of the Company, (ii) is not acting in the capacity of a consultant to the Company, and (iii) cannot exercise, individually or in affiliation with any entity or group of entities that exercises, voting control over more than 20% of the Company's voting stock (an "Independent Director"), shall be granted a one-time option to purchase 100,000 shares of Common Stock (the "Independent Director Option"). Such grant shall vest monthly over a two-year period. In the event of a change in control (as defined in the Company's 2000 Equity Incentive Plan) the unvested stock pursuant to such grant held by such Independent Director shall become fully vested. Each new director who meets the Independent Director criteria shall also be granted an Independent Director Option.

        On the day following the Company's Annual Meeting of each year (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company or, where specified by the non-employee director, an affiliate of such director, other than the Independent Directors is automatically granted under the Company's 2000 Equity Incentive Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 10,000 shares of Common Stock of the Company. The exercise price of options granted under the Company's 2000 Equity Incentive Plan to non-employee directors is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Company's 2000 Equity Incentive Plan to non-employee directors may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director from the date of the option grant, whereupon such option shall become fully exercisable in accordance with its terms. The term of options granted under the Incentive Plan to non-employee directors is 10 years. In the event of a change in control (as defined in the Company's 2000 Equity Incentive Plan) and within 13 months after the effective date of such change in control the continuous service of an optionee terminates due to an involuntary termination (not including death or disability) without cause or due to voluntary termination with good reason, then the unvested stock held by such optionee shall become fully vested. Option grants under the Company's 2000 Equity Incentive Plan to such non-employee directors are non-discretionary.

        Independent Directors shall also be entitled to receive the following cash compensation: (i) an annual retainer of $12,000, which would increase to $20,000 per year if such Independent Director is serving as chairman of the Board of Directors; (ii) $2,000 for each Board of Directors meeting attended; (iii) an annual retainer of $5,000 if such Independent Director is serving as chairman of the audit or compensation committees of the Board of Directors; (iv) $1,000 for each Board of Directors committee meeting attended; and (iv) at the discretion of the chairman of the Board of Directors, a retainer of $5,000 for services rendered by an Independent Director on any strategic committee that may, from time to time, be established by the Board of Directors.

        During the last fiscal year, the Company granted options covering 10,000 shares to each of Messrs. Brooks, Chambon, Chess, Kelly, Morton, and Sanders at an exercise price per share of $0.88. The fair market value of such Common Stock on the date of grant was $0.88 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of May 31, 2003, no options had been exercised by the directors under the Company's 2000 Equity Incentive Plan.

        Reference is made to the private placement entered into on June 26, 2002. See "Certain Relationships and Related Transactions" below.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

        The following table shows for the fiscal years ended March 31, 2003, compensation earned by the Company's Chief Executive Officer, former Chief Executive Officer and its other four most highly compensated executive officers for the fiscal year ending March 31, 2003 and two former executive officers who departed the Company during the fiscal year ending March 31, 2003 (the "Named Executive Officers"):

				Long Term Compensation Awards
		Annual Compensation
				Restricted Stock Award(s) ($)	Securities Underlying Options/SARs(#)	Other Compensation ($)(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Shawn M. O'Connor(2) President and Chief Executive Officer	2003 2002 2001	135,462 — —	50,000 — —	— — —	250,000 — —	88 — —
Michael S. Perry, D.V.M., Ph.D.(3) Former President and Chief Executive Officer	2003 2002 2001	302,920 31,590 —	31,200 113,000 —	— 114,000 —	— 700,000 —	291,070 28 —	(4)
Michael Schwartz(5) Senior Vice President, Strategic Development	2003 2002 2001	195,000 165,425 50,578	180,000 54,401 56,900	— — —	— 50,000 50,000	238 300 —
Mark R. Robillard Senior Vice President, PKS Business Unit	2003 2002 2001	195,000 87,250 —	76,191 52,500 —	— — —	— 150,000 —	337 — —
Mona Cross Sowiski(6) Senior Vice President, Drug Development Consulting	2003 2002 2001	160,241 — —	30,000 — —	— — —	175,000 — —	79,095 — —	(7)
Charles K. Faas Chief Financial Officer	2003 2002 2001	179,779 160,000 106,667	25,000 55,700 —	— — —	— 50,000 75,000	238 — —
Daniel L. Weiner, Ph.D.(8) Former Senior Vice President, Technology Deployment	2003 2002 2001	152,888 180,000 179,583	150,000 — 22,100	— — —	— — 25,000	92,897 690 —	(9)
John E. Wehrli, Esq.(10) Former Vice President and General Counsel	2003 2002 2001	152,873 200,000 22,051	— 53,310 25,000	— — —	— 50,000 40,000	104,246 270 —	(11)

(1)
Unless otherwise noted, the amounts in this column represent the total amounts of premiums paid during the fiscal year ended March 31, 2003 for term life insurance for the benefit of each Named Executive Officer.

(2)
Shawn M. O'Connor was appointed President and Chief Executive Officer of the Company on February 13, 2003.

(3)
Effective February 10, 2003, Michael S. Perry ceased being the President and Chief Executive Officer of the Company. Reference is made to the separation letter agreement with Dr. Perry described under "Employment and Severance Contracts."

(4)
Pursuant to the February 5, 2002 employment letter agreement with Dr. Perry, the Company paid out $196,070 in relocation reimbursements; $48,091 for taxable moving expenses; and $13,648 for non-taxable moving expenses. The Company also paid $5,974 for COBRA premiums and $225 for term life insurance premiums. Pursuant to the February 11, 2003 severance letter agreement with Dr. Perry, the Company paid $26,667 for consulting services for the month of March.

(5)
Effective April 30, 2003, Michael Schwartz ceased employment with the Company. Reference is made to the separation letter agreement with Mr. Schwartz described under "Employment and Severance Contracts."

(6)
Mona Cross Sowiski began full time employment as the Senior Vice President, Drug Development Consulting, of the Company on July 1, 2002.

(7)
Represents $78,750 in consulting fees paid to Mona Cross Sowiski prior to full time employment with the Company, and $345 paid for term life insurance premiums.

(8)
Effective December 31, 2002, Daniel L. Weiner ceased employment with the Company.

(9)
Pursuant to Mr. Weiner's severance agreement, the Company paid out $90,000 in severance benefits. The Company also paid $2,351 for COBRA premiums and $546 for term life insurance premiums.

(10)
Effective December 31, 2002, John E. Wehrli ceased employment with the Company.

(11)
Pursuant to Mr. Wehrli's severance agreement, the Company paid out $100,000 in severance benefits. The Company also paid $4,044 for COBRA premiums and $202 for term life insurance premiums.

STOCK OPTION GRANTS

        The Company grants options to its executive officers under its 2000 Equity Incentive Plan. Prior to the Company's initial public offering of its Common Stock in August 2000, the Company also granted options under its 1995 Stock Option Plan, 1997 Stock Option Plan and 2000 CEO Non-Qualified Stock Option Plan, but on the closing of the initial public offering the Company ceased to make grants under these plans. As of May 31, 2003, options to purchase a total of 3,224,674 shares were outstanding under the foregoing option plans and options to purchase 850,000 shares remained available for grant thereunder.

        The following tables show for the fiscal year ended March 31, 2003, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Individual Grants
Number of Securities Underlying Options Granted(1)
% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise or Base Price ($/Sh)(3)	Expiration Date
					5% ($)	10% ($)
Shawn M. O'Connor(5)	250,000	37.4%	$0.65	09/20/12	0	0
Michael S. Perry, DVM, Ph.D.	—	—	—	—	—	—
Michael J. Schwartz	—	—	—	—	—	—
Mark Robillard	—	—	—	—	—	—
Mona Cross Sowiski	175,000	26.2%	0.90	07/08/12	0	0
Charles K. Faas	—	—	—	—	—	—
Daniel L. Weiner, Ph.D.	—	—	—	—	—	—
John E. Wehrli, Esq.	—	—	—	—	—	—

(1)
Options are granted under the Company's 2000 Equity Incentive Plan. These options vest 25% on the first anniversary and monthly thereafter at a rate of 1/48th of the total number of shares, and expire 10 years from the date of grant, or earlier upon termination of employment.

(2)
Based on an aggregate of 667,875 options granted during fiscal ended March 31, 2003 to the Company's employees and consultants, including the named executive officers.

(3)
The exercise price per share of each option was equal to the fair market value of the Company's Common Stock on the date of grant as determined by the Company's Board of Directors.

(4)
Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term. The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation at the specified rates is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the Company's stock price performance. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the time of such exercise and the future performance of the Company's Common Stock. The 5% and 10% total appreciation of 10-year options is 63% and 159%, respectively. On March 31, 2003, the closing sales price of the Company's Common Stock was $0.09.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table presents the aggregate option exercises during the fiscal year ending March 31, 2003, and the number and value of securities underlying unexercised options that are held by each of the individuals listed in the Summary Compensation Table as of March 31, 2003.

        Amounts shown under the column "Value Realized" are based on the closing sales price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of exercise, less the exercise price. Amounts shown under the column "Value of Unexercised In-the-Money Options at March 31, 2003" are based on the closing price of the Company's Common Stock $0.09 on March 31, 2003 as reported on the Over the Counter Bulletin Board system, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price of the shares underlying the option. "Out of-the-money" options are ignored.

			Number of Securities Underlying Unexercised Options/SARs at March 31, 2003		Value of Unexercised In-the-Money Options/SARs at March 31, 2003
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Shawn M. O'Connor	—	$—	—	250,000	$—	$—
Michael S. Perry, DVM, Ph.D.	—	—	175,000	—	—	—
Michael J. Schwartz	—	—	46,874	53,126	—	—
Mark Robillard	—	—	53,125	96,875	—	—
Mona Cross Sowiski	—	—	—	175,000	—	—
Charles K. Faas	—	—	65,623	59,377	—	—
Daniel Weiner, Ph.D.	—	—	—	—	—	—
John E. Wehrli, Esq.	—	—	—	—	—	—

EMPLOYMENT AND SEVERANCE CONTRACTS

        On February 11, 2003, the Company entered into a separation letter agreement with Michael Perry, the President, Chief Executive Officer and Director of the Company at the time. As provided for under Dr. Perry's employment letter agreement dated February 5, 2002, Dr. Perry received, on the separation date, a cash bonus in the amount of $113,000. In addition, Dr. Perry received a 2003 fiscal year incentive bonus in the amount of $31,200. The Company also agreed to retain Dr. Perry as a consultant for a period of six (6) months following his separation date at a total salary of $26,667 per month with an additional lump payment of $80,000 at the end of his first three (3) months of consulting services to the Company. In addition, Dr. Perry is entitled to receive $80,000 of severance on or before September 5, 2003, following the completion of his consulting services. Dr. Perry's 162,857 shares of Common Stock exercised pursuant to the stock option granted under the Company's 2000 Equity Incentive Plan on July 29, 2002, which were unvested as of his separation date, became subject to accelerated vesting, so that all of the shares became fully vested and unrestricted as of the date of the separation letter agreement.

        On March 6, 2003, the Company entered into an employment letter agreement with Charles K. Faas, the Company's Vice President of Finance at the time, whereby Mr. Faas was promoted to the position of Chief Financial Officer at an annual salary of $215,000. In addition, Mr. Faas will continue to be eligible to participate in an incentive annual bonus program targeted at 35% of his annual salary, with an aggregate compensation potential of $290,250. The agreement provides that in the event Mr. Faas' employment is involuntarily terminated without cause or if after a change in control, Mr. Faas resigns for good reason, the Company will pay Mr. Faas severance consisting of his base salary in effect on the termination date, for a period of six (6) months from the date of such termination, along with all costs associated with the maintenance of his health care coverage during this period.

        On March 24, 2003, the Company entered into a separation letter agreement with Michael Schwartz. Pursuant to the terms of the agreement, Mr. Schwartz received $50,000 of severance upon his April 30, 2003 separation date. In addition, the Company agreed to reimburse three (3) months of Mr. Schwartz' health care coverage premiums following his separation date.

        On March 31, 2003, the Company entered into an employment letter agreement with Shawn M. O'Connor, the Company's Chief Operating Officer at the time, whereby Mr. O'Connor was promoted to the position of President and Chief Executive Officer at an annual salary of $280,000, effective February 13, 2003. In addition, Mr. O'Connor will be eligible to participate in an incentive annual bonus program targeted at 50% of his annual salary, with an aggregate compensation potential of $420,000. In connection with his promotion, Mr. O'Connor was also appointed to the Company's Board of Directors by the Company's Board of Directors. The agreement provides that in the event Mr. O'Connor's employment is involuntarily terminated without cause or if after a change in control, Mr. O'Connor resigns for good reason, the Company will pay Mr. O'Connor severance consisting of his base salary in effect on the termination date, for a period of one (1) year from the date of such termination, along with all costs associated with the maintenance of his health care coverage during this period. In the event of a change in control, the unvested portion of the 250,000 option shares granted to Mr. O'Connor under the Company's 2000 Equity Incentive Plan on September 20, 2002, will vest immediately. In connection with his appointment as Chief Executive Officer, Mr. O'Connor received an additional stock option grant of 500,000 shares of the Company's Common Stock, vesting over four years, subject to the terms and conditions of the Company's 2000 Equity Incentive Plan. Upon a change in control, any unvested shares shall accelerate one hundred percent (100%) and become fully vested.

        On June 16, 2003, the Company amended Mark Robillard's employment letter agreement dated September 26, 2001 (the "Robillard Amendment") to provide for an adjustment of Mr. Robillard's annual base salary to $225,000. Pursuant to the Robillard Amendment, Mr. Robillard is eligible to receive an annual bonus of up to thirty-five percent (35%) of his previous and modified annual base salaries, on a pro rata basis. In addition, the Robillard Amendment granted Mr. Robillard an additional stock option grant of 50,000 shares of the Company's Common Stock, vesting over four years, subject to the terms and conditions of the Company's 2000 Equity Incentive Plan. Upon a change in control, the vesting schedule shall accelerate by one (1) year. Pursuant to the Robillard Amendment, in the event Mr. Robillard's employment at the Company is terminated without cause, or if Mr. Robillard resigns from employment with the Company within six months of a change in control, and such resignation qualifies as a resignation for good reason, the Company will provide Mr. Robillard severance consisting of six (6) months of base salary.

        On June 16, 2003, the Company amended Mona Cross Sowiski's employment letter agreement dated July 1, 2002 (the "Sowiski Amendment") to provide for an increase of Ms. Sowiski's annual base salary to $235,000. Pursuant to the Sowiski Amendment Ms. Sowiski is a eligible to receive an annual bonus of up to thirty-five percent (35%) of her previous and modified annual base salaries, on a pro rata basis. In addition, the Sowiski Amendment granted an additional stock option grant of 100,000 shares of the Company's Common Stock, vesting over four years, subject to the terms and conditions of the Company's 2000 Equity Incentive Plan. Upon a change in control, the vesting schedule shall accelerate by one (1) year. Pursuant to the Sowiski Amendment, in the event Ms. Sowiski's employment at the Company is terminated without cause or if Ms. Sowiski resigns from employment with the Company within six months of a change in control, and such resignation qualifies as a resignation for good Reason, the Company will provide Ms. Sowiski severance consisting of six (6) months of base salary.

        On June 16, 2003, the Company amended Charles K. Faas' current employment letter agreement to provide for an additional stock option grant of 100,000 shares of the Company's common stock. This option will vest over four years and is subject to the terms and conditions of the Company's 2000 Equity Incentive Plan. Upon a change in control control, the vesting schedule will accelerate by one (1) year.

CHANGE OF CONTROL AGREEMENTS

        2000 Equity Incentive Plan.    The Company's 2000 Equity Incentive Plan (the "2000 Plan") provides that, in the event of certain change in control circumstances, and within thirteen (13) months after the effective date of such change in control, if the continuous service of an optionee under the 2000 Plan terminates due to an involuntary termination (not including death or disability) without cause or due to a constructive termination, then the vesting and exercisability of all stock issued under the 2000 Plan held by such optionee shall be accelerated in full.

        In the event of a change in control such as the sale, lease or disposition of all or substantially all of our assets or a merger or consolidation, then all outstanding options under the 2000 Plan, the 2000 CEO Non-qualified Stock Option Plan, the 1997 Stock Option Plan and the UK Company Share Option Plan may be either assumed or substituted for by any surviving entity. If the surviving entity refuses to assume or substitute for such options, then the vesting and exercisability of the options held by persons who are then providing services to us or our affiliates will be accelerated prior to such transaction and the options will terminate immediately prior to the occurrence of the change in control. The vesting and exercisability of all other options will terminate immediately prior to the occurrence of the change in control. The 1995 Stock Option Plan provides that if the surviving entity in a change in control refuses to assume or substitute all outstanding options under the 1995 Stock Option Plan, the options will expire upon consummation of the transaction but the Board has adopted a policy that in such a transaction, the vesting and exercisability will be accelerated prior to the consummation of the transaction. If the surviving corporation does not assume or substitute the purchase rights under the 2000 Employee Stock Purchase Plan and UK Employee Stock Purchase Plan, the offering period may be shortened and our stock may be purchased for the participants immediately before the change in control.

        Certain directors are entitled to receive accelerated vesting of stock option grants upon a change in control. See "Compensation of Directors."

        Certain executive officers are entitled to receive accelerated vesting of stock options and severance payments upon a change in control. See "Employment and Severance Contracts."

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION2

        The Compensation Committee of the Board of Directors is composed of two non-employee directors: Messrs. Chambon and Sanders. The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and officers under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee held four meetings and acted by unanimous written consent four times during the fiscal year ended March 31, 2003. The determination of executive compensation, stock option grants and compensation policies for the year ended March 31, 2003 was made either by the Compensation Committee or by the Company's Board of Directors.

2
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation Policy

        The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and award the highest quality executive officers and key employees. The key elements of this policy are:

  •
  The Company pays competitively with leading software, biotechnology and pharmaceutical companies with which the Company competes for talent.

  •
  The Company provides significant equity-based incentives for executives and employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

  •
  The Company rewards executives and key employees who contribute to the Company's progress and long-term success.

Base Salary and Long-Term Incentives for Executives

        The executive officers' salaries in 2003 were established by the Compensation Committee based on a determination of several factors, including individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In general, the salaries and stock options awarded to executive officers are not determined by the Company's achievement of specific corporate performance criteria but rather a subjective evaluation of the officer's performance and contribution to the Company's long-term success. The Compensation Committee awarded bonuses in order to bring total compensation in the mid-range as compared to executives of other public software and biotechnology companies and to reflect each of the officers' contributions to the Company's progress.

        In awarding stock options, the Committee and the Board of Directors considered individual performance, overall contribution to the Company, retention, whether the options were vested or unvested and the total number of stock options to be awarded. The stock options awarded in the fiscal year ending March 31, 2003 to new executive officers reflects the Company's compensation policy to retain and reward executives and employees contributing to the Company's accomplishments in the fiscal year ending March 31, 2003 and the overall long-term success of the Company.

        In the fiscal year ending March 31, 2003, the Company's key accomplishments included:

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  Completed $7.5M private placement financing;

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  Began 200th consulting project in over 15 therapeutic areas;

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  Products and services are utilized at 18 of the 20 largest pharmaceutical companies;

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  Established or enhanced strategic relationships with:

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  Pfizer Inc.

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  Aventis Pharmaceuticals Inc.

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  Eli Lilly and Company

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  Various updates and releases of the Company's software products; and

  •
  Addition of five significant new PKS customers.

Chief Executive Officer Compensation

        The Compensation Committee uses the same procedures described above in setting the annual salary and stock option awards for Michael S. Perry and Shawn M. O'Connor, the Company's Chief Executive Officers during the year ending March 31, 2003. Dr. Perry served as President and Chief Executive Officer until February 10, 2003. Subsequently, Mr. O'Connor was appointed President and Chief Executive Officer.

        Dr. Perry's base annual salary for the fiscal year ending March 31, 2003 was $320,000. In setting this amount, the Compensation Committee took into account: (i) Dr. Perry's significant and broad-based experience in the pharmaceutical industry and general acknowledgment as a leading executive in the pharmaceutical industry; and (ii) the scope of Dr. Perry's responsibilities.

        Mr. O'Connor's base annual salary for the fiscal year ending March 31, 2003 was established at $280,000. In setting this amount, the Compensation Committee took into account: (i) Mr. O'Connor's significant and broad-based experience in business and general acknowledgment as a leading executive in healthcare, software and technology; and (ii) the Board's confidence in Mr. O'Connor to lead the overall management, development and marketing efforts of the Company. During the fiscal year ending March 31, 2003, Mr. O'Connor was granted an incentive stock option for 250,000 shares of the Company's Common Stock pursuant to the Company's 2000 Equity Incentive Plan. In connection with his appointment as Chief Executive Officer, Mr. O'Connor received an additional incentive stock option grant of 500,000 shares of the Company's Common Stock. The incentive options vest 25% on the one-year anniversary of the date of grant and the remaining 75% will vest monthly over the succeeding thirty-six months. Upon a change in control, any unvested shares shall accelerate one hundred percent (100%) and become fully vested. In addition, Mr. O'Connor was eligible to receive an annual performance bonus for fiscal year 2003 targeted at fifty percent (50%) of his base salary, on a pro rata basis.

Federal Tax Considerations

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as "performance-based compensation."

Summary

        The Compensation Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other software, biotechnology and pharmaceutical companies with which the Company competes for executives and employees. The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders.

COMPENSATION COMMITTEE
W. Ferrell Sanders Philippe O. Chambon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors is composed of two non-employee directors: Messrs. Chambon and Sanders. None of the members of the Compensation Committee is currently or has been, at any time since the Company's formation, an officer or employee of the Company. Prior to the formation of the Compensation Committee, all decisions regarding compensation for directors, officers, employees and consultants and administration of stock and incentive plans were made solely by the Board of Directors. No transaction or series of similar transactions, since the beginning of the fiscal year ended March 31, 2003, has taken place or is currently proposed to take place between the Company and any member of the Compensation Committee except for the transaction described immediately below.

        On June 26, 2002, the Company completed a sale of its securities to investors in a private placement. Pursuant to the terms of the purchase agreement, the Company sold an aggregate of 1,814,662 units (each a "Unit," and collectively the "Units") to certain entities related to Alloy Ventures and the Sprout Group, both of which are existing stockholders of the Company. Each Unit consisted of one share of the Company's Series A Preferred convertible into four shares of its Common Stock and a warrant to purchase one share of the Company's Common Stock. The purchase price of each Unit was $4.133. Douglas E. Kelly and W. Ferrell Sanders, members of the Company's Board of Directors, are affiliated with Alloy Ventures. Mr. Kelly is a managing member of Alloy Ventures 2000, LLC and a general partner of AMC Partners 96, L.P. ("AMC"). W. Ferrell Sanders is a general partner of AMC. Dr. Philippe Chambon is also a member of the Company's Board of Directors and is affiliated with the Sprout Group. Dr. Chambon is an employee of DLJ Capital Corp., which is the managing general partner of Sprout VII and Sprout IX and the general partner of the Sprout CEO Fund, L.P. and Sprout Entrepreneurs Fund, L.P. Dr. Chambon is a general partner of DLJ Associates VII, L.P. and DLJ Associates IX, L.P., which is a general partner of Sprout VII and Sprout IX.

PERFORMANCE MEASUREMENT COMPARISON1

        The following graph shows the total stockholder return of an investment of $100 in cash on August 9, 2000, the date of the Company's initial public offering for (i) the Company's Common Stock, (ii) the NASDAQ Stock Market (U.S.) and (iii) the NASDAQ Biotechnology Index. All values assume reinvestment of the full amount of all dividends:

COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN

1
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company will indemnify its directors and executive officers to the fullest extent permitted under Delaware law and the Company's Bylaws, provided, however, that the Company may modify the extent of such indemnification by individual contracts with such directors and executive officers.

        In January 1998 the Company loaned Dr. Weiner $75,000 in connection with his purchase of the Company's Common Stock. The interest on this loan was 5.93% per year and compounded annually. The loan was paid in full by Dr. Weiner on December 31, 2002, at which time the total amount of the promissory note including interest equaled $99,652.39.

        On February 11, 2003, we entered into a severance agreement with Michael Perry.

        See "Employment and Severance Contracts" above.

        On June 26, 2002, the Company completed a sale of its securities to investors in a private placement. Pursuant to the terms of the purchase agreement, the Company sold an aggregate of 1,814,662 units (each a "Unit," and collectively the "Units") to certain entities related to Alloy Ventures and the Sprout Group, both of which are existing stockholders of the Company. Each Unit consisted of one share of the Company's Series A Preferred convertible into four shares of its Common Stock and a warrant to purchase one share of the Company's Common Stock. The purchase price of each Unit was $4.133. Douglas E. Kelly and W. Ferrell Sanders, members of the Company's Board of Directors, are affiliated with Alloy Ventures. Mr. Kelly is a managing member of Alloy Ventures 2000, LLC and a general partner of AMC Partners 96, L.P. ("AMC"). W. Ferrell Sanders is a general partner of AMC. Dr. Philippe Chambon is also a member of the Company's Board of Directors and is affiliated with the Sprout Group. Dr. Chambon is an employee of DLJ Capital Corp., which is the managing general partner of Sprout VII and Sprout IX and the general partner of the Sprout CEO Fund, L.P. and Sprout Entrepreneurs Fund, L.P. Dr. Chambon is a general partner of DLJ Associates VII, L.P. and DLJ Associates IX, L.P., which is a general partner of Sprout VII and Sprout IX.

        The Company believes that each of the foregoing transactions were in its best interest. As a matter of policy the transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the members of the Board of Directors. Furthermore, the transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with a bona fide business purpose.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ BRETT D. WHITE Brett D. White Secretary

July 1, 2003

Delivery of this Proxy Statement

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are Pharsight stockholders will be "householding" our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to Pharsight Corporation, Attention: Corporate Secretary, 800 West El Camino Real, Suite 200, Mountain View, California 94040, or contact the Corporate Secretary at (650) 314-3800.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2003 is available without charge upon written request to: Corporate Secretary, Pharsight Corporation, 800 West El Camino Real, Suite 200, Mountain View, California, 94040.

APPENDIX A

PHARSIGHT CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

ORGANIZATION

        The Audit Committee of the Board of Directors of Pharsight Corporation (the "Company") shall consist of at least three members of the Company's Board of Directors (the "Board"). No Audit Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors, in accordance with the independence requirements of The Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission ("SEC"); provided, however, that if permitted by the Nasdaq rules and the rules and regulations of the SEC, one member need not meet the independence requirements under the conditions specified by such requirements and rules and regulations. The members of the Audit Committee shall also be able to read and understand the financial statements of the Company and otherwise comply with the experience requirements of The Nasdaq Stock Market and SEC rules and regulations.

STATEMENT OF POLICY

        The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, including the Company's systems of internal controls, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Company's directors, independent auditors and management team. Moreover, the Company's independent auditors shall report directly to the Audit Committee. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the Company to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall also have a clear understanding with the Company's independent auditors that the independent auditors are accountable to the Company, Board and Audit Committee, as representatives of the Company's stockholders.

RESPONSIBILITIES

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee shall:

  •
  Have sole authority to hire and terminate the Company's independent auditors.

  •
  Be directly responsible for the appointment and compensation of the independent auditors on an annual basis. The Committee shall have the sole and exclusive authority with respect to such matters and to oversight of the independent auditors as a whole.

  •
  Evaluate on a periodic basis the independent auditors engaged to audit the financial statements of the Company and its divisions and subsidiaries.

  •
  Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee from time to time.

  •
  Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the objectivity and independence of the auditors.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  •
  Review with management and the Board the adequacy of and compliance with a publicly available code of conduct established by the Company that addresses conflicts of interest and legal and regulatory compliance and contains sufficient and effective enforcement mechanisms (the "Code of Conduct"). Approve all waivers of the Code of Conduct applicable to officers and directors.

  •
  Review the financial statements contained in the annual report to stockholders with management and the independent auditors, as well as any significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

  •
  Review the financial statements and Management's Discussion and Analysis section of the corporation's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for purpose of determining if Company's periodic reports adequately reflect regulatory and accounting initiatives and disclose any off-balance sheet transactions by the Company as well as other significant financial risk exposures.

  •
  Review and approve (to the extent not previously approved by the Company's Board of Directors) related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the Company's financial statements or periodic filings with the SEC.

  •
  Review, prior to announcement, Company press releases releasing the Company's quarterly and annual financial results, and establish procedures for the review of other press releases and other disclosures containing financial information, for the purpose of ensuring that such press releases and other disclosures properly disclose financial information presented in accordance with GAAP and, to the extent pro forma information is included, adequately disclose how such pro forma information differs from the comparable GAAP information and that such pro forma information is not given undue prominence or otherwise provide misleading presentations of the Company's results of operations or financial condition.

  •
  Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee. Discuss and evaluate, among other things, the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, the sufficiency of the Company's financial, accounting and auditing personnel, and the responsiveness of the independent auditors to the Company's needs.

  •
  Review accounting and financial human resources planning within the Company.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of Company funds, outside counsel, separate accountants and other advisors if, in its judgment, such retention or investigation is appropriate.

  •
  Review and assess the adequacy of this charter annually (or such other times as appropriate or desirable) and recommend any proposed changes to the Board for approval.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

  •
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  •
  Have the sole authority to approve the hiring of any employee who is employed by the independent auditor, or has been employed by an independent auditor within the five years prior to the date of determination.

  •
  Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the Company to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the Company, and to report potential misconduct to the Audit Committee.

  •
  Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

        The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

PHARSIGHT CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 14, 2003

The undersigned hereby appoints Arthur H. Reidel, Shawn M. O'Connor, and Charles K. Faas, each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Pharsight Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Pharsight Corporation to be held on Thursday, August 14, 2003 at 10:30 a.m. local time at the offices of the Company located at 800 W. El Camino Real, Suite 200, Mountain View, California, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
(if applicable)

Please mark vote in box in the following manner using dark ink only. ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.				THE BOARD OF DIRECTORS, ON BEHALF OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE FOR PROPOSAL 2.		For	Against	Abstain
PROPOSAL 1:	To elect eight directors to hold office until the 2004 Annual Meeting of Stockholders.			PROPOSAL 2:	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending March 31, 2004.	☐	☐	☐
Nominees:		For	Withhold
01. Steven D. Brooks		☐	☐
02. Philippe O. Chambon		☐	☐
03. Robert B. Chess		☐	☐
04. Douglas E. Kelly		☐	☐
05. Dean O. Morton		☐	☐
06. Shawn M. O'Connor		☐	☐
07. Arthur H. Reidel		☐	☐
08. W. Ferrell Sanders		☐	☐

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION2
COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A PHARSIGHT CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS